Exhibit 10.1

STOCK OPTION AWARD AGREEMENT

Effective and as of the date shown below (the “Grant Date”), you (the “Award Recipient”) have been awarded a grant (the “Grant”) of non-qualified stock options to buy the specified number of shares of common stock, par value $0.01 per share (the “Common Stock”), of Vicor Corporation (the “Company”) at the “Exercise Price” per share shown below. Under the terms of the Company’s Amended and Restated 2000 Stock Option and Incentive Plan, as amended (the “Plan”), shares of Common Stock have been reserved for issuance upon exercise of the Grant evidenced by this Agreement. The shares underlying your Grant (the “Option Shares”) will become incrementally vested and exercisable on the “Vesting Dates” and in the amounts shown below.

Award Recipient (Name):

Participant ID Number:

Option Number:

Grant Date:

Exercise Price:

Number of Shares Underlying Grant:
Vesting Dates	Vesting Date	Option Shares Exercisable

Expiration Date:

Pursuant to the Plan, the Company hereby evidences the Grant to the Award Recipient of options to purchase on or prior to the Expiration Date all or any part of the number of the Option Shares at the Exercise Price per share, in accordance with the Vesting Dates and subject to the provisions set forth in the Plan and in the “Terms and Conditions” set forth below.

VICOR CORPORATION

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TERMS AND CONDITIONS

FOR THE GRANT OF NON-QUALIFIED STOCK OPTIONS UNDER

THE VICOR CORPORATION AMENDED AND RESTATED 2000 STOCK OPTION AND INCENTIVE PLAN

The following are the terms and conditions of the Grant described on the preceding page (“Terms and Conditions”), and all capitalized terms defined on the preceding page have the same meaning when used herein.

1.

Non-Qualified Stock Options. The stock options associated with this Grant (the “Options”) are intended to be non-qualified stock options and are not intended to be treated, and shall not be treated, as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.

Grant Administration. The Company uses the Corporate Services Department of the E*TRADE Securities unit of E-Trade Financial Corporation (“E*TRADE”) for administration and transaction processing of Options, including those granted to non-U.S. employees. Each employee awarded a Grant of Options has a transactional account established by Vicor in his or her name, at no charge to the employee, with E*TRADE. E*TRADE provides grant and vesting recordkeeping services to the employee account holder, who is required to use E*TRADE to execute the exercise of his or her vested Options. When the employee account is established, the nationality and domicile of the employee are recorded, and the applicable restrictions on transaction activity, if any, are implemented. It is the Award Recipient’s responsibility to become familiar with the use of his or her E*TRADE account and to comply with all E*TRADE policies.

3.

Vesting. Subject to the provisions of Section 7 below, and except as otherwise determined by the Company’s Board of Directors, or the Executive Compensation Committee thereof, to accelerate the vesting schedule set forth on the cover page hereto, the Options shall become vested and exercisable with respect to the number of Option Shares set forth under the heading “Option Shares Exercisable” on the respective “Vesting Dates,” provided that Award Recipient continues to be employed by the Company or a Subsidiary (as defined in the Plan) during such periods. Subject to the terms of the Plan and these Terms and Conditions, once vested, Options shall continue to be exercisable at any time or times, in whole or in part, prior to the Expiration Date. Award Recipients will receive notification from E*TRADE of vesting of their Options.

4.	Term. Notwithstanding any other provision hereof or of the Plan, no Option awarded under this Grant shall be exercisable after the Expiration Date.

5.

Exercise of Options. The Award Recipient may exercise a vested Option only as set forth in Section 5(a)(iv) of the Plan, which requires the Award Recipient to give written notice (the “Notice”) to the Company of an election to purchase some or all of the vested Option Shares purchasable at the time of the Notice. Such Notice should be delivered by email to option.plan.administrator@vicr.com.

(a)

In the event the Award Recipient seeks to exercise with the intent to hold the Option Shares so purchased, the Notice must specify both the number of Option Shares to be purchased (i.e., the number of Options to be exercised) and the form of delivery (i.e., whether the Award Recipient requires physical delivery of stock certificates representing the purchased Option Shares or accepts the “book-entry” process, whereby the Company’s transfer agent facilitates deposit of the Option Shares into the Award Recipient’s E*TRADE account). Upon receipt of such Notice, the Company will send an email to the Award Recipient acknowledging receipt and providing instructions as to how the Award Recipient should deliver payment for the purchase of Option Shares (in either or both of the permissible forms set forth in Section 5(a)(iv)(A) or Section 5(a)(iv)(B) of the Plan) to complete the exercise.

No stock certificates for Option Shares purchased via exercise will be issued to the Award Recipient until the Company has completed all steps required hereunder and by law to be taken in connection with the issue and sale of the Option Shares. Until the Award Recipient shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Grant, and the determination of the Executive Compensation Committee of the Board of Directors as to such compliance shall be final and binding on the Award Recipient. Award Recipient shall not be deemed for any purpose to be the owner of any Option Shares subject to this Grant until such Option Shares shall have been issued in accordance with the foregoing provisions.

(b)

In the event the Award Recipient intends to execute a “cashless exercise”[1], the Notice must specify the intent to execute a cashless transaction and the number of Options to be so exercised. Upon receipt of such Notice, the Company will send an email to the Award Recipient acknowledging receipt of the Notice and will contact E*TRADE regarding the intentions of the Award Recipient. After the Award Recipient receives the acknowledgement email, he or she must contact E*TRADE to complete the transaction.[2] The Company will not complete cashless exercise transactions on behalf of Award Recipients.

[1]

A “cashless exercise” is a transaction involving the Award Recipient, the Company, and E*TRADE, by which the Award Recipient receives only the net proceeds from the exercise of the Options, the simultaneous sale of the appropriate number of shares of the Company’s Common Stock on the open market, and the subsequent delivery by the Company, upon receipt of the proceeds of such open market sale from E*TRADE, of the number of shares necessary to settle the open market sale transaction. The difference between the proceeds of the open market sale and the purchase price, net of transaction fees and, if applicable, tax withholding, is deposited in the Award Recipient’s E*TRADE account upon settlement. With a cashless exercise through E*TRADE, the Award Recipient is not required to deliver payment for the purchase price to E*TRADE for the transaction, as the Company contracts with E*TRADE to provide the necessary funding of the transaction on the Award Recipient’s behalf. Please consult E*TRADE for additional information.

[2]

An Award Recipient seeking to complete a cashless exercise may do so, after receiving the Company’s acknowledgement email, through his or her E*TRADE account online or by delivering trade instructions to the Corporate Services Department of E*TRADE by telephone.

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The Company will not contact E*TRADE or otherwise proceed with a cashless exercise transaction until it has satisfied itself the transaction will be in compliance with applicable laws and regulations, including without limitation, all applicable U.S. federal and state securities laws and regulations, as applicable, and the laws and regulations of any foreign jurisdiction in which the Award Recipient is domiciled, including those associated with securities trading and ownership, tax, and currency restrictions.

6.

Tax Withholding. Consistent with Section 12 of the Plan, the Award Recipient shall have full responsibility for payment to the Company, or completion of arrangements for necessary payment to the Company, of any amounts required by law to be withheld by the Company with regard to the value of this Grant, the value of any Common Stock issued upon the exercise of the Options associated with this Grant, or the value of the gain realized upon completion of a cashless exercise of Options, any of which must be included in the gross income of the Award Recipient for income tax purposes, thereby requiring the Company to withhold any federal, state, or local taxes of any kind with respect to such income.

7.

Non-transferability. Except as provided explicitly in Section 8 below, this Grant and the associated Options are personal to the Award Recipient, are non-assignable, and are not transferable by the Award Recipient in any manner, by operation of law or otherwise, and the Option is exercisable, during the Award Recipient’s lifetime, only by the Award Recipient.

8.	Termination of Employment.

a.

If the Award Recipient’s employment or service to the Company or any of its Subsidiaries is terminated at the Award Recipient’s election or as a result of the Award Recipient’s death or disability, the Options associated with this Grant may be exercised by the Award Recipient or his or her legal representative or the executors or administrators of his or her estate, as the case may be, to the extent vested on the date of termination, for a period of 90 calendar days from the date of termination, or until the Expiration Date, whichever is earlier. Any such Options not vested on the date of the Award Recipient’s termination shall terminate immediately and be of no further force or effect.

b.

If the Award Recipient’s employment or service to the Company or any of its Subsidiaries is terminated at the Company’s or its Subsidiary’s election, the Options associated with this Grant may be exercised by the Award Recipient, to the extent vested on the date of termination, for a period of 30 calendar days from the date of termination, or until the Expiration Date, whichever is earlier. Any such Options not vested on the date of the Award Recipient’s termination shall terminate immediately and be of no further force or effect.

9.

Adjustment Upon Changes in Capitalization. The shares of stock that are underlying the Options and this Grant are shares of the Common Stock of the Company as constituted on the date of this Option, subject to adjustment as provided in Section 3 of the Plan relating to changes in capitalization of the Company.

10.	Change of Control. In the event of a Change of Control (as defined in Section 16 of the Plan), each Option shall automatically become fully exercisable.

11.

Incorporation of Plan. Notwithstanding anything herein to the contrary, this Grant shall be subject to and governed by all provisions of the Plan. In the event of any inconsistency between this Grant and the Plan, the provisions of the Plan shall prevail.

12.

Notices. Notices hereunder from the Award Recipient shall be emailed to option.plan.administrator@vicr.com, or delivered by U.S. Mail to the Company at its principal place of business. Communications from the Company to the Award Recipient shall be by email to the Award Recipient’s corporate email address or delivered by U.S. Mail to the Award Recipient at the Award Recipient’s mailing address set forth on the first page of this Stock Option Award Agreement, or in either case at such other address as one party may subsequently furnish to the other party in writing.

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